Exhibit 3.74

Delaware PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “SABRA HEALTH CARE FRANKENMUTH, LLC”, FILED IN THIS OFFICE ON THE NINETEENTH DAY OF SEPTEMBER, A.D. 2012, AT 10:21 O’CLOCK A.M.

5215286 8100

SECRETARY OF STATE 1776 DELAWARE 1970

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9857594

121044437

You may verify this certificate online at corp.delaware.gov/authver.shtml

DATE: 09-19-12

Sep 19 2012 10:20AM SWAP 2487462760 page 2

State of Delaware

Secretary of State

Division of Corporations

Delivered 10:21 AM 09/19/2012

FILED 10:21 AM 09/19/2012

SRV 121044437 - 5215286 FILE

CERTIFICATE OF FORMATION

OF

SABRA HEALTH CARE FRANKENMUTH, LLC

1. The name of the limited liability company is Sabra Health Care Frankenmuth, LLC.

2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Sabra Health Care Frankenmuth, LLC this 18th day of September, 2012.

By:

Adam P. Lumberg

Authorized Agent

DE083 - 2/20/07 CT System Online